UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2017

ITRON, INC.

(Exact name of registrant as specified in its charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2111 N. Molter Road, Liberty Lake, WA 99019

(Address of principal executive offices including zip code)

(509) 924-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger.

On September 17, 2017 (the “Agreement Date”), Itron, Inc., a Washington corporation (“Itron”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Silver Spring Networks, Inc., a Delaware corporation (“Silver Spring”), and Ivory Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Itron (“Acquisition Sub”). The Merger Agreement and the Merger (as defined below) have been unanimously approved by the board of directors of each of Itron and Silver Spring.

Structure. Pursuant to the terms and subject to the satisfaction or valid waiver of the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into Silver Spring (the “Merger”), with Silver Spring continuing as the surviving corporation and a wholly owned subsidiary of Itron.

Consideration. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $0.001 per share, of Silver Spring (a “Silver Spring Share”), other than Silver Spring Shares held by stockholders who have validly exercised their appraisal rights under Delaware law, Silver Spring Shares owned by Itron, Acquisition Sub, and Silver Spring or their respective subsidiaries or Silver Spring Shares subject to outstanding restricted stock awards and performance stock units, will be automatically converted into the right to receive cash in an amount equal to $16.25 (the “Merger Consideration”), without interest thereon, upon the surrender of the certificate formerly representing such Silver Spring Share (or, in the case of uncertificated shares, surrender of such uncertificated share).

Effect on Silver Spring Options. Upon the terms and subject to the conditions set forth in the Merger Agreement, each option to purchase Silver Spring Shares that remains outstanding as of immediately prior to the effective time of the Merger (each, a “Silver Spring Option”) will be treated as follows.

•	Each unvested Silver Spring Option that has a per share exercise price that is less than the Merger Consideration, and that is held by a current service provider (other than a non-employee member of the board of directors of Silver Spring), will be assumed by Itron at the effective time of the Merger and be converted into and become an option to acquire common stock, no par value, of Itron (“Itron Share”) (each such option, an “Adjusted Option”), on the same material terms and conditions as were applicable under the corresponding Silver Spring Option immediately prior to the effective time of the Merger. The number of Itron Shares subject to each Adjusted Option will be determined by multiplying the number of Silver Spring Shares subject to such corresponding Silver Spring Option by the quotient obtained by dividing (i) the Merger Consideration by (ii) a volume-weighted average of the trading prices of Itron Shares for ten trading days preceding (and including) the closing date of the merger (the “Exchange Ratio”). The per share exercise price for Itron Shares issuable upon exercise of each Adjusted Option will be determined by dividing the applicable per share exercise price of the corresponding Silver Spring Option by the Exchange Ratio;

•	Each Silver Spring Option that has a per share exercise price that is less than the Merger Consideration and that either: (i) is vested or (ii) is unvested and held by an non-employee member of the board of directors of Silver Spring, will not be assumed by Itron and will be cancelled at the effective time of the Merger in exchange for a payment of an amount in cash, less applicable taxes and withholdings, equal to the product of the (A) aggregate number of Silver Spring Shares subject to such Silver Spring Option multiplied by the (B) excess of the Merger Consideration over the applicable per share exercise price of such vested Silver Spring Option.

•	Each Silver Spring Option, whether vested or unvested, that has a per share exercise price that is equal to or greater than the Merger Consideration, will become vested and exercisable by the holder thereof and, each such Silver Spring Option will, to the extent not exercised as of the effective time of the Merger, be cancelled at the effective time of the Merger with no payment made therefor.

Effect on Silver Spring RSU Awards. Upon the terms and subject to the conditions set forth in the Merger Agreement, each Silver Spring restricted stock unit award that remains outstanding as of immediately prior to the effective time of the Merger (each, a “Silver Spring RSU”) will be treated as follows:

•	Each unvested Silver Spring RSU that is held by a current service provider (other than Silver Spring RSUs held by a non-employee member of the board of directors of Silver Spring) will be assumed by Itron at the effective time of the Merger and be converted into a restricted stock unit to receive, on substantially the same terms and conditions as were previously applicable to such Silver Spring RSU, a number of Itron Shares equal to the number of Silver Spring Shares that were subject to such Silver Spring RSU multiplied by the Exchange Ratio (each, an “Adjusted RSU”).

•	Each vested Silver Spring RSU and each unvested Silver Spring RSU held by a non-employee member of the board of directors of Silver Spring will not be assumed by Itron and at the effective time of the Merger will be converted into the right to receive the Merger Consideration in cash, less applicable taxes and withholdings, for each Silver Spring Share subject to such Silver Spring RSU.

Effect on Silver Spring PSU Awards. Upon the terms and subject to the conditions set forth in the Merger Agreement, each Silver Spring performance stock unit award (each, a “Silver Spring PSU”) that remains outstanding as of immediately prior to the effective time of the Merger will be treated as follows:

•	Each Silver Spring PSU granted during 2015 (each, a “Silver Spring 2015 PSU”) that is outstanding as of immediately prior to the effective time of the Merger will terminate without the payment of any consideration therefor and the holders of such terminated Silver Spring 2015 PSUs shall cease to have any rights with respect thereto.

•	For each Silver Spring PSU granted during 2017 (each, a “Silver Spring 2017 PSU”), that is outstanding as of immediately prior to the effective time of the merger, the performance conditions will be deemed satisfied at 100% of the target level of achievement and (i) the portion of each such Silver Spring 2017 PSU that is outstanding and unvested as to service-based vesting conditions will be treated as an Adjusted RSU, and (ii) the portion of each Silver Spring 2017 PSU that is outstanding and vested as to both performance conditions and service-based conditions will be cancelled and automatically be converted at the effective time of the Merger into the right to receive the Merger Consideration in cash, less applicable taxable withholdings, for each Silver Spring Share subject to such fully-vested Silver Spring 2017 PSU.

Covenants, Representations and Warranties. The Merger Agreement contains customary representations, warranties and covenants of Itron, Silver Spring and Acquisition Sub, including covenants for the parties to use their respective reasonable best efforts to cause the conditions to the Merger set forth in the Merger Agreement to be satisfied. During the pendency of the Merger, Silver Spring has agreed to operate its business in the ordinary course and to refrain from engaging in certain activities. In addition, under the terms of the Merger Agreement, Silver Spring has agreed to (i) cause a meeting of its stockholders to be held to consider adopting the Merger Agreement, (ii) cause its board of directors to recommend that Silver Spring stockholders adopt the Merger Agreement and approve the Merger, and (iii) not solicit or initiate any inquiries, or knowingly facilitate any alternative proposals, for an acquisition of Silver Spring, subject to customary exceptions for Silver Spring to respond to and support unsolicited proposals in the exercise of the fiduciary duties of Silver Spring’s board of directors.

Itron has made covenants, among others, agreeing to use its reasonable best efforts to obtain the Financing (as defined below) on the terms and subject only to the conditions described in the Commitment Letter (as defined below), including all exhibits, schedules, annexes and amendments thereto (the “Financing Commitments”), and if, notwithstanding the use of reasonable best efforts by Itron, any portion of the Financing becomes unavailable on the terms and subject to the conditions of the Financing Commitments (unless such portion is not reasonably required to consummate the Merger), Itron must notify Silver Spring and use its reasonable best efforts to obtain adequate alternative financing. Itron’s obligations to consummate the Merger are not contingent upon it obtaining the Financing or any other third-party financing.

Conditions to Merger. The consummation of the Merger is subject to certain conditions, including, among others, (i) approval of the terms of the Merger and adoption of the Merger Agreement by holders of a majority of all outstanding Silver Spring Shares, (ii) subject to certain exceptions, the accuracy of representations and warranties made by Itron and Silver Spring and compliance in all material respects by Itron and Silver Spring with their respective covenants contained in the Merger Agreement, (iii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) other customary conditions. The dates for Silver Spring’s stockholder meeting to vote on approval of the terms of the Merger and for the closing of the Merger have not yet been determined.

Termination Rights. The Merger Agreement contains certain termination rights by either Itron or Silver Spring, including if (i) the Merger is not consummated by the six-month anniversary of the Agreement Date, which may be extended under certain circumstances to the nine-month anniversary of the Agreement Date (the “Termination Date”), (ii) certain governmental authorities of competent jurisdictions have issued a law or order permanently prohibiting the consummation of the Merger (other than a non-U.S.. antitrust law or an order under a non-U.S. antitrust law) or (iii) the Silver Spring stockholder approval is not obtained.

In certain circumstances, Silver Spring may terminate the Merger Agreement if (i) Itron breaches any of its representations, warranties or covenants in the Merger Agreement (and, if such breach is curable by the Termination Date, does not cure such breach within 20 business days of written notice of such breach) such that closing conditions cannot be satisfied, or (ii) after all closing conditions have been satisfied, Itron fails (due to the failure of the Financing to have timely occurred in accordance with its terms and the terms of the Merger Agreement) to consummate the Merger within 20 business days following the date the closing should have occurred in accordance with the terms of the Merger Agreement. Pursuant to the terms of the Merger Agreement, Silver Spring is permitted under certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement also provides that Silver Spring will be required to pay Itron a termination fee of $32,300,000 in certain circumstances, including if the Company terminates the Merger Agreement to accept a Superior Proposal.

In certain circumstances, Itron may terminate the Merger Agreement if (i) Silver Spring breaches any of its representations, warranties or covenants in the Merger Agreement (and, if such breach is curable by the Termination Date, does not cure such breach within 20 business days of written notice of such breach), (ii) at any time prior to receiving the Silver Spring stockholder approval, (A) Silver Spring’s board of directors has changed its recommendation for adoption of the Merger Agreement or failed to include its recommendation for adoption of the Merger Agreement in the proxy statement, (B) Silver Spring’s board of directors fails to publicly reconfirm its recommendation for adoption of the Merger Agreement after receipt of a written request from Itron to do so (only if such request is made following public knowledge of a third party’s intention to make, or the making of, an alternate acquisition proposal), (C) a tender or exchange offer for Silver Spring Shares that constitutes an alternate acquisition proposal (whether or not such proposal is a Superior Proposal) is commenced by a third party unaffiliated with Itron and, within ten business days after the public announcement of such alternate acquisition proposal, Silver Spring has not filed a Schedule 14D-9 recommending that Silver Spring stockholders reject such alternate acquisition proposal and not tender any Silver Spring Shares into such tender or exchange offer or (D) Silver Spring has materially breached its covenants relating to non-solicitation or the recommendation of its board of directors.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations and warranties made by Itron and Silver Spring to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein and are qualified by information in a confidential disclosure letter provided by Silver Spring to Itron in connection with the signing of the Merger Agreement. While Itron does not believe that this disclosure letter contains information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Itron or Silver Spring. Finally, information concerning the subject matter of the representations and warranties may have changed since the Agreement Date, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, certain stockholders of Silver Spring, that beneficially own approximately 19.5% of Silver Spring’s outstanding common stock, executed and delivered to Itron a Voting Agreement (the “Voting Agreement”), under which such stockholders agreed, with respect to both their currently held and after-acquired Silver Spring Shares, among other things, to (i) vote in favor of, and otherwise support, the Merger and adoption of the Merger Agreement and vote against any competing transaction, and (ii) comply with certain restrictions on the disposition of their Silver Spring Shares, on the terms and subject to the conditions set forth in the Voting Agreement. Under the terms of the Voting Agreement, such stockholders have additionally agreed to waive appraisal rights and not solicit competing transactions. The Voting Agreement will automatically terminate upon the earliest to occur of (a) the date the Merger Agreement is validly terminated pursuant to its terms, (b) the effective time of the Merger, (c) the Termination Date under the Merger Agreement and (d) the date the Merger Agreement is amended to change the form or reduce the amount of Merger Consideration to be paid thereunder.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Commitment Letter.

In connection with the Merger Agreement, Itron entered into a debt commitment letter (the “Commitment Letter”), dated as of the Agreement Date, with Wells Fargo Bank, National Association, WF Investment Holdings, LLC and Wells Fargo Securities, LLC (the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties have committed to provide Itron with senior secured credit facilities in an aggregate principal amount of $1,102.5 million and an unsecured bridge loan facility in an aggregate principal amount of $350 million to refinance Itron’s existing credit facilities, if necessary, and to finance, in part, the acquisition of Silver Spring (the “Financing”). Pursuant to the Merger Agreement, Silver Spring has agreed to use reasonable best efforts to provide cooperation to Itron in connection with the Financing. The Commitment Parties’ commitment to provide the Financing is subject to certain conditions, including consummation of the Merger in accordance with the Merger Agreement; the negotiation and execution of definitive documentation consistent with the Commitment Letter; delivery of certain pro forma and other financial information; subject to certain limitations, the absence of a material adverse effect on Silver Spring; the accuracy of specified representations and warranties of Silver Spring in the Merger Agreement and specified representations and warranties of Itron to be set forth in the definitive loan documents; and other customary closing conditions.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events

On September 18, 2017, Itron and Silver Spring issued a joint press release announcing the Merger Agreement. A copy of the joint press release relating to the Merger Agreement is attached hereto as Exhibit 99.1.

* * *

Cautionary Statement Regarding Forward-Looking Statements

Statements in this report that are not historical facts, including statements about beliefs, plans and expectations are forward-looking statements. Statements that include words such as “anticipates,” “expects,”

“intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions are forward-looking statements. Forward looking statements are based on current expectations and are subject to a number of risks, factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those described in these forward looking statements include, without limitation: the risk that Silver Spring’s stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Silver Spring’s operations into those of Itron; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Silver Spring; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Itron in connection with the transaction and the potential impact on the rating of indebtedness of Itron; legal proceedings that may be instituted against Itron or Silver Spring and others following announcement of the proposed transaction; the effects of the business combination of Itron and Silver Spring, including the combined company’s future financial condition, operating results, strategy and plans; other factors detailed in Silver Spring’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2016 and Silver Spring’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017, which are available at http://www.sec.gov and on Silver Spring’s website at www.ssni.com; and other factors discussed in Itron’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2016 and Itron’s other filings with the SEC, which are available at http://www.sec.gov and on Itron’s website at www.itron.com. Itron and Silver Spring assume no obligation to update the information in this report, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated September 17, 2017, by and among Itron, Inc., Ivory Merger Sub, Inc., and Silver Spring, Inc.*

10.1	Voting Agreement, dated September 17, 2017, by and among Itron, Inc., FC IV Active Advisors, LLC, Foundation Capital, LLC, Foundation Capital IV, L.P., Foundation Capital IV Principals Fund, LLC, and Warren M. Weiss.

10.2	Debt Commitment Letter, dated September 17, by and among Itron, Inc., Wells Fargo Bank, National Association, WF Investment Holdings, LLC and Wells Fargo Securities, LLC

99.1	Joint Press Release, dated September 18, 2017

*	Certain exhibits and schedules have been omitted, and Itron agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2017

ITRON, INC.

By:	/s/ Shannon Votava
Shannon Votava Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated September 17, 2017, by and among Itron, Inc., Ivory Merger Sub, Inc., and Silver Spring, Inc.*

10.1	Voting Agreement, dated September 17, 2017, by and among Itron, Inc., FC IV Active Advisors, LLC, Foundation Capital, LLC, Foundation Capital IV, L.P., Foundation Capital IV Principals Fund, LLC, and Warren M. Weiss.

10.2	Debt Commitment Letter, dated September 17, by and among Itron, Inc., Wells Fargo Bank, National Association, WF Investment Holdings, LLC and Wells Fargo Securities, LLC

99.1	Joint Press Release, dated September 18, 2017

*	Certain exhibits and schedules have been omitted, and Itron agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.